                                                                    Exhibit 10.7

                                  CONFIDENTIAL
                     SHOPPING CHANNEL PROMOTIONAL AGREEMENT

     This Agreement, dated as of October 2, 1998 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and Garden Escape, Inc. ("MERCHANT"), a Delaware corporation, with its principal offices at 710 West 6th Street, Austin, Texas 78701 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

     AOL owns, operates and distributes the U.S. America Online(R) brand commercial online service (the "AOL Service"), the U.S. version of its primary website marketed under the AOL.com(R) brand ("AOL.com") and the affiliate U.S. CompuServe(R) brand commercial online service (the "CompuServe Service"). MERCHANT wishes to secure a promotional placement (the "Promotion") within the shopping channel of the AOL Service, AOL.com and the CompuServe Service (as specified in Exhibit A) (each channel, a "Shopping Channel") which, when activated, will provide access to MERCHANT's site on the World Wide Web or its area on the AOL or CompuServe Services (as the case may be) (the "Merchant Site") where MERCHANT offers content, products and/or services for sale.

                                      TERMS

1. MERCHANT PROGRAMMING. MERCHANT will make available through the Merchant Site the certain products, content and/or services specified in Exhibit A (the "Products") in accordance with the Standard Shopping Channel Terms and Conditions set forth on Exhibit B B.

2.   PROMOTIONAL OBLIGATIONS.

     2.1 AOL Promotion of MERCHANT. Commencing on a date to be mutually agreed upon promptly following execution hereof, AOL will provide the Promotion(s) set forth in Exhibit A. Except to the extent expressly described in Exhibit A, the specific form, placement, positioning, duration and nature of the Promotion(s) will be as determined by AOL in its reasonable discretion (consistent with the editorial composition of the applicable screens) and the nature of the Promotion being purchased by MERCHANT as reflected in Exhibit A and in any placement fee specified in Section 3 below). The specific content to be contained within the Promotions (including, without limitation, within any advertising banners or contextual promotions) will be determined by MERCHANT, subject to AOL's technical limitations, the terms of this Agreement and AOL's then-applicable policies relating to advertising and promotions. Each Promotion will link only to the Merchant Site and will promote only Products in the category directly relating to the Shopping Channel department for which the Promotion is being purchased by MERCHANT. MERCHANT acknowledges that the sole obligation of AOL is to display the Promotion(s) in the Shopping Channel(s) in accordance with the terms and conditions hereto.

3.   PAYMENTS; REPORTS.

3.1 Placement Fees. MERCHANT
will pay AOL $480,000.00 for displaying the Promotion on the AOL Service, AOL.com and the CompuServe Service. The total amount of $480,000.00 will be payable in equal quarterly installments, with the first such payment to be made upon the Effective Date and subsequent quarterly payments to be made on the first day of each subsequent quarter. MERCHANT agrees

                                      -1-
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that except as specified herein, once the Promotion is installed, there will be no refunds or proration of rates if MERCHANT elects to discontinue display of the Promotion prior to expiration of the Term. Should AOL fail to display the Promotion in accordance with the terms of this Agreement due to MERCHANT's failure to comply with any requirement of this Agreement, MERCHANT will remain liable for the full amount indicated above.

     3.2 Other. In addition to the fees described in Section 3.1, upon execution of this Agreement, MERCHANT will pay AOL an additional fee of [*****], which shall be in lieu of all payments due to AOL by MERCHANT for the promotions and advertising placements provided by AOL pursuant to the following agreements by and between the Parties: The Marketplace Advertising Agreement dated as of April 1, 1997, as modified by the First and Second Addenda to such agreement dated as of September 1, 1997 and October 16, 1997, respectively; the Advertising Agreement dated as of June 13, 1997; the Insertion Order Agreement dated September 29, 1997 (underlying the $[*****] invoice previously sent by AOL to MERCHANT); and the Insertion Order Agreement dated October 13, 1997 (underlying to the $[*****] invoice previously sent by AOL to MERCHANT).

     3.3 Reports. AOL will provide MERCHANT with monthly usage information related to the Promotion in substance and form determined by AOL. MERCHANT may not distribute or disclose usage information to any third party without AOL's prior written consent. AOL makes no guarantees regarding the accuracy, reliability or completeness of any usage information provided to MERCHANT. MERCHANT will provide AOL with monthly reports, in a form reasonably satisfactory to AOL, which include the total number of (i) gross monthly items purchased (ii) gross monthly orders placed and (iii) gross monthly sales revenues generated, through the Merchant Site from purchases originating through the AOL Service, AOL.com and the CompuServe Service (as applicable). AOL may not distribute or disclose such information to any third party without MERCHANT's prior written consent.

     4. TERM. Unless otherwise rightfully terminated pursuant to the terms hereto, the term of this Agreement will be for a period of twelve (12) months commencing on the October 1, 1998 (the "Term").

     GENERAL TERMS. The general legal terms and conditions set forth on Exhibit C attached hereto are hereby made a part of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                      GARDEN ESCAPE, INC.

By:  /s/ Steven L. Keenan                 By:  /s/ Clifford A. Sharples
     --------------------                      ------------------------

Print Name:  Steven L. Keenan             Print Name:  Clifford A. Sharples
             ----------------                          --------------------

Title:  Vice President, Marketing         Title:  CEO and President & Operations

Date: 10-7-90                             Date: 10-2-98

                                          Tax ID/EIN#: 74-2765381

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

                                      -2-
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                                    EXHIBIT A
                                    ---------

Description of Products: The only categories of Products to be sold through the
-----------------------
Merchant Site are as listed below. MERCHANT shall be entitled to offer, sell, promote, or otherwise include in the Merchant Site any content or service reasonably related to gardening and outdoor living (collectively, the "Merchant C&S"); provided that MERCHANT shall not be entitled to promote any such Merchant C&S through AOL-controlled content screens appearing within the AOL Service, AOL.com or the CompuServe Service unless (i) such Merchant C&S is directly related to sale of the Products which are permitted to be promoted through such screens in accordance with the following provisions (the "Permitted Products") or (ii) MERCHANT has obtained AOL's prior written approval with respect to promotion through such screens of any Merchant C&S which is not directly related to sale of the Permitted Products.

Product List. Merchant shall be entitled to promote and sell any Product within
------------
the categories specified on Exhibit E, subject to the "Product Restrictions" below. Merchant shall not be entitled to promote through AOL-controlled content screens appearing within the AOL Service or AOL.com (absent AOL's prior written approval with respect to any specific promotion) the following plant products:
(i) the items listed at roman numeral I under the heading "Live Goods," with the exception of trees, wreaths, shrubs, vines, seeds, bulbs and fish; and (ii) the items listed at roman numeral III under the subheading "Blooming/Gift Plants".

Product Restrictions. In no event will MERCHANT promote, or be entitled to
--------------------
promote, any plants through AOL-controlled content screens appearing within the AOL Service or AOL.com (absent AOL's prior written approval with respect to any specific promotion); provided that the restriction contained in the foregoing clause is not intended to restrict MERCHANT promotion of trees, wreaths, shrubs, vines, seeds, bulbs and fish. In addition, AOL shall have the right to impose additional restrictions with respect to MERCHANT's promotion of plants (including, without limitation, trees, wreaths, shrubs, vines, seeds, bulbs and fish for purposes of any additional restrictions) under this Agreement (for example, which would restrict MERCHANT's promotion of plants on the first page of the Merchant Site directly linked to the promotions for MERCHANTS appearing on the AOL Service or AOL.com); provided that (i) any additional restrictions which would directly impact the Merchant Site shall require thirty (30) days prior written notice from AOL; and (ii) in the event that AOL imposes additional restrictions (including, without limitation, any additional restrictions on promotions of specific products), MERCHANT shall be entitled to terminate this Agreement with fifteen (15) days prior written notice to AOL, in which case MERCHANT shall only be responsible for the pro-rata portion of payments allocable on a daily basis to the period preceding the effectiveness of such termination. In the event that MERCHANT is uncertain regarding its ability to promote a specific product in accordance with the terms of this Agreement, MERCHANT may submit a promotion featuring such product to AOL for its approval. Folowing MERCHANT's submission of a promotion featuring a specific product, AOL will use commercially reasonable efforts to indicate to MERCHANT within two (2) business days AOL's determination that the featured product is subject to restriction under this Agreement. If AOL reasonably deems the additional product in question to be restricted, then MERCHANT may, in its discretion, submit to AOL substitute promotion featuring a different product which is not restricted under the terms of this Agreement.

Impressions: The screens on which the promotions appear on each of the AOL
-----------
Service, AOL.com and the CompuServe Service will receive a minimum of [****] Impressions in the aggregate, subject to the remainder of this paragraph. In the event there is (or will be in AOL's reasonable judgment) a shortfall in Impressions as of the end of the Initial Term (a "Shortfall"), AOL will provide MERCHANT, as its sole remedy, with advertising placements through reasonably comparable advertising on AOL properties (determined by AOL) which has a total value, based on AOL's then-current advertising rate card, equal to [****.] For purposes of this Agreement, "Impression" shall mean user exposure to the department level screen containing the applicable promotion or advertisement, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

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Description of Specific Promotion(s): Please check the box next to the
------------------------------------
Promotion(s) that MERCHANT is purchasing.

[_]  ANCHOR PROMOTION

     MERCHANT will become an "Anchor" in the Home, Kitchen and Garden department(s) of the Shopping Channel on the AOL Service, AOL.com and the CompuServe Service. As an Anchor in a department, MERCHANT will be entitled to the following:

     .    Principal Exposure on the AOL Service, AOL.com and the CompuServe
          Service: One continuous (24/7) [****] button with corporate brand or logo on the department front screen of the AOL Service.

     . One continuous (24/7) [****] button with corporate brand or logo on the department front screen of AOL.com. One continuous (24/7) [****] button with corporate brand or logo on the department front screen of the CompuServe Service.

Additional Promotion on the AOL Service Shopping Channel.

     . One continuous (24/7) [****] with featured product to promote store product offerings on the corresponding department screen.

     . Product listing availability through the AOL Service Shopping channel search screen. Web MERCHANT search links to storefront.

     . Up to [****] AOL Keywords(TM) for use from the AOL Service, for registered MERCHANT trade name or trademark (subject to the other provisions contained herein).

     . [****] discount from the then-current rate card on purchases of additional advertising banners or buttons on the AOL Service, AOL.com and the CompuServe Service, subject to availability for the period requested (with such purchases to be made in accordance with the then-applicable Standard Advertising Insertion Order for the property in question).

     Eligibility to participate in the following AOL Shopping promotional programs (the "Program Areas"):

     Bargain Basement by Department
     Quick Gifts
     Seasonal Catalogs or Special Events areas (e.g., Christmas Shop) Order from Print Catalogs
     Gift Reminder
     Newsletters
     AOL's Quick Checkout
     BizRate(R) Program


     All additional Promotions on AOL.com and the CompuServe Service not specified herein will be determined at AOL's reasonable and sole discretion; provided that the additional, standard Promotions to be provided to the MERCHANT within the Shopping areas on AOL.com and the CompuServe Service will be comparable in nature to the additional, standard Promotions provided to other similarly situated MERCHANTs in the same category (i.e. Anchor, Tenant or More Stores).

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT B

                  Standard Shopping Channel Terms & Conditions

1. Merchant Site. MERCHANT will work diligently to develop and implement the
   -------------
Merchant Site. consisting, in part, of the specific categories of Product(s) set forth in Exhibit E to the Shopping Channel Promotional Agreement which has been executed by AOL and MERCHANT (the "Promotional Agreement," and, collectively with these Standard Shopping Channel Terms and Conditions, the "Agreement") and any additional categories of Products agreed upon in writing by the Parties subsequent to the Effective Date. Except as mutually agreed upon in writing by the Parties, the Merchant Site will contain only Products that are directly related to the categories of MERCHANT Products listed in Exhibit E and Merchant C&S reasonably related to gardening and outdoor living: provided that AOL's agreement with respect to any additional Products or Merchant C&S shall not be unreasonably withheld or delayed. All sales of Products through the Merchant Site will be conducted through a direct sales format, absent the mutual consent of the Parties. MERCHANT will ensure that the Merchant Site does not in any respect promote, advertise, market or distribute the products, services or content of any other Interactive Service Provider.

2. Management of Merchant Site. MERCHANT will manage, review, delete, edit,
   ---------------------------
create, update and otherwise manage all Products available on or through the Merchant Site, in a timely and professional manner and in accordance with the terms of this Agreement and AOL's applicable Terms of Service and Privacy Policy (as set forth on the AOL Service). To the extent that Merchant Site includes AOL's Quick Checkout (as defined in Section 3 of Exhibit B) MERCHANT will ensure that the AOL Quick Checkout is of equal placement and promotion prominence to other available payment options. MERCHANT will ensure that the Merchant Site is current, accurate and well-organized at all times. MERCHANT warrants that the Merchant Site and any material contained therein: (i) will conform to AOL's applicable Terms of Service and Privacy Policy; (ii) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; and (iii) will not contain any Product which violates any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. AOL will have no obligations with respect to the Products available on or through the Merchant Site, including, but not limited to, any duty to review or monitor any such Products; provided, however, that AOL reserves the right to review and approve any additional Product categories (in addition to those listed in Exhibit E) and any third-party content, products or services that MERCHANT makes or desires to make available through the Merchant Site. Upon AOL's request, MERCHANT agrees to include within the Merchant Site a product disclaimer (the specific form and substance to be mutually agreed, upon by the Parties) indicating that transactions are solely between MERCHANT and the AOL Users who purchase products from MERCHANT. MERCHANT will ensure that neither MERCHANT nor any content, product or service contained within the Merchant Site, linked to the Promotion or otherwise relating the Agreement shall (i) disparage AOL; (ii) promote a competitor of AOL; or (iii) state or imply that AOL endorses MERCHANT's Products.

3. Optimization of Merchant Site. MERCHANT will take reasonable steps to conform
   -----------------------------
its promotion and sale of Products through the Merchant Site directly accessible from the AOL Service to then-existing, mutually agreed upon commerce technologies. One tool which AOL intends to make available for use by MERCHANT is AOL's "quick checkout" tool, which allows AOL Users to enter payment and shipping information which is then passed from AOL's centralized server unit to MERCHANT for order fulfillment ("AOL Quick Checkout"). MERCHANT shall have the right to determine whether or not to incorporate AOL Quick Checkout into the Merchant Site in its discretion; provided that, MERCHANT acknowledges that: (i) AOL may subsequently deem incorporation of Quick Checkout as a requirement for a merchant's qualification as an AOL "Certified Merchant"; and (ii) if, in such case, MERCHANT opts to forego

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incorporation of Quick Checkout, MERCHANT would not be entitled to further designation as an AOL "Certified Merchant." AOL reserves the right to review and test the Merchant Site from time to time to determine whether the site is compatible with AOL's and CompuServe's then- available client and host software and their corresponding networks. AOL will be entitled to require reasonable changes to the content, features and/or functionality within any screen or form created using (a) AOL's proprietary form technology (a "Rainman Area") or (b) HTML-based World Wide Web form (or any other forms created using a technology other than AOL's proprietary form technology) ("Web Forms") to the extent such Rainman Area or Web Forms will, in AOL's good faith judgment, adversely affect operations of the AOL Service, AOL.com and the CompuServe Service. MERCHANT agrees to optimize operations of the Merchant Site consistent with Exhibit D attached hereto.

4. Removal of Content. AOL will have the right to remove, or direct MERCHANT to
   ------------------
remove, any content, materials or information (collectively, "Content") in the Merchant Site (including, without limitation, any features, which, as reasonably determined by AOL (i) violates AOL's then-standard Terms of Service or Privacy Policy (as set forth on the AOL Service), any other standard, written AOL policy or the terms of this Agreement. (ii) is inconsistent in any manner with the terms of the Agreement or with the description of Product categories set forth in Exhibit E or (iii) is otherwise in conflict with AOL's programming objectives or its existing contractual commitments to third parties. In addition, in the event that AOL reasonably believes that software, technology or other technical components of the Merchant Site Will materially affect AOL or CompuServe or other operations, MERCHANT will work in good faith with AOL to limit access to such components from the AOL Service, AOL.com and the CompuServe Service. MERCHANT will take all commercially reasonable steps using MERCHANT's then-available technology to block access by AOL Users to Content which AOL desires to remove or have removed pursuant to any of the foregoing. In the event that MERCHANT cannot, through such efforts, block access to the Content in question, then MERCHANT will provide AOL prompt written notice of such fact no later than five (5) days after AOL notifies MERCHANT of AOL's objection to such Content. AOL may then, at its option, either (i) restrict access by AOL Users to the Content in question using technology available to AOL or (ii) terminate all links, promotions and advertisements for the Merchant Site until such time as the Content in question is no longer displayed. MERCHANT will cooperate with AOL's reasonable requests to the extent AOL elects to implement any of the foregoing access restrictions. In the event that AOL takes action pursuant to this Section 4 of Exhibit B to block, remove or restrict access to a substantial and material component of Content in the Merchant Site, then MERCHANT shall have the right to terminate this Agreement upon fifteen (15) days written notice to AOL (unless AOL, following receipt of written notice from MERCHANT, agrees to forego, the restrictions in question), in which case MERCHANT shall only be responsible for the pro-rata portion of payments allocable on a daily basis to the period preceding the effectiveness of such termination (and AOL shall refund to MERCHANT any amounts which MERCHANT has paid pursuant to Section 3.1 in excess of such pro-rata portion of payments). For the purposes of this Section, a "substantial and material component of Content in the Merchant Site" shall mean any Product, service, or Content which is directly related to the Product categories set forth in Exhibit E (or any component of such Products, services or Content), excluding any Product, service, or Content (or component thereof) which in AOL's reasonable discretion is deemed obscene, offensive, defamatory, illegal, incompatible with AOL's technical requirements, or in contravention of AOL's then standard Terms of Service or advertising policies.

5. Promotional Placement. MERCHANT acknowledges that the sole obligation of AOL
   ---------------------
is to display the Promotion in the Shopping Channel in accordance with the terms and conditions of the Agreement. The specific positioning of the Promotion on any screen in the Shopping Channel shall be as determined by AOL, consistent with the editorial composition of such screen and the nature of the Promotion being purchased by MERCHANT. AOL reserves the right to reject, cancel or remove at any time the Promotion for any reason within fifteen (15) days prior notice to MERCHANT, and AOL will refund to MERCHANT a pro-rata portion of the fee allocable to the display of the Promotion based on the number of days that the Promotion

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was displayed. AOL will not be liable in any way for any rejection, cancellation or removal of the Promotion. AOL reserves the right to redesign or modify the organization, navigation, structure, "look and feel" and other elements of the AOL Service, AOL.com and the CompuServe Service, at its; sole discretion at any time without prior notice. In the event such modifications materially affect the placement of the Promotion, AOL will notify MERCHANT and will work with MERCHANT to display the Promotion in a comparable location and manner. If AOL and MERCHANT cannot reach agreement on a substitute placement, MERCHANT will have the right to cancel the Promotion, upon fifteen (15) days advance written notice to AOL. In such case, MERCHANT will only be responsible for the pro-rata portion of payments attributable to the period from the Effective Date through the end of the fifteen (15) day notice period. MERCHANT may not resell, trade, exchange, barter or broker to any third party any promotional or advertising space which is the subject of this Agreement. MERCHANT will not be entitled to any refund or proration for delays caused by MERCHANTs failure to deliver to AOL any materials relating to the Promotion.

6. Product Offering. Subject to the limitations imposed by AOL with respect to
   ----------------
MERCHANT's offering of Products hereunder contained elsewhere in this Agreement, MERCHANT will ensure that the Merchant Site generally includes all of the Products and other Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of MERCHANT through any Additional MERCHANT Channel.

7. Principal and Terms. Subject to the limitations imposed by AOL with respect
   -------------------
to MERCHANTs offering of Products hereunder contained elsewhere in this Agreement, MERCHANT will ensure that (i) the prices for Products in the MERCHANT Site generally do not exceed the prices for the Products offered by or on behalf of MERCHANT through any Additional MERCHANT Channel; and (ii) the terms and conditions related to Products in the MERCHANT Site are generally no less favorable in any respect to the terms and conditions for the Products offered by or on behalf of MERCHANT through any Additional MERCHANT Channel. For purpose of this Agreement, Additional MERCHANT Channel means any other distribution channel (e.g., an Interactive Service other than AOL) through which MERCHANT makes available an offering comparable in nature to the MERCHANT Site.

8. Special Offers. MERCHANT will promote a reasonable number (as determined by
   --------------
MERCHANT) of special offers through the Merchant Site (e.g., offers enabling AOL Users to purchase specified Product(s) at a substantial discount from prices offered by MERCHANT through other sales channels, free gift to AOL Users upon the purchase of Product(s), the availability of Product(s) prior to their availability through other sales channels, and AOL-branded reward or frequent purchaser points to AOL Users for the purchase of Product(s)) (the "Special Offers"). MERCHANT will provide AOL with reasonable prior notice of Special Offers so that AOL can market the availability of such Special Offers in the manner AOL deems appropriate in its editorial discretion.

9. Customer Service. It is the sole responsibility of MERCHANT to provide
   ----------------
customer service to persons or entities purchasing Products through the AOL Service, AOL.com or the CompuServe Service ("Customers"). MERCHANT will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through each Merchant Site, and AOL will have no obligations whatsoever with respect thereto. MERCHANT will receive all entails from Customers via a computer available to MERCHANT's customer service staff and generally respond to such emails within one business day of receipt. MERCHANT will receive all orders electronically and generally process all orders within one business day of receipt, provided Products ordered are not advance order items. MERCHANT will ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. MERCHANT will offer AOL Users who purchase Products through such the Merchant Site a money-back satisfaction guarantee. MERCHANT will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. MERCHANT will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by MERCHANT directly from customers. MERCHANT's order fulfillment operation will be subject to AOL's reasonable review.

10. Merchant Certification Program. MERCHANT will participate in any generally
    ------------------------------
applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable standards relating to provision of electronic commerce through the AOL Service, AOL.com and the CompuServe Service and may also require the payment of certain reasonable certification fees to AOL or its authorized agents or contractors operating the program. MERCHANT agrees to (i) participate in the BizRate Program, a service offered by Binary Compass Enterprises, Inc. (BCE), which provides opt-in satisfaction surveys to Users who purchase Products through such Merchant Site, or such other provider of such services as AOL may designate or approve from time to time, and (ii) provide a link to BizRate's then-current standard survey forms, or such other survey forms offered by any other party that AOL may reasonably designate or approve from time to time. MERCHANT's participation shall be based upon a separate written agreement which MERCHANT will enter into with BCE, or other such party reasonably designated or approved by AOL. MERCHANT hereby authorizes BCE to provide to AOL any and all reports provided to MERCHANT by BCE, or other third party providing such services. and agrees to provide written notice of such authorization to BCE, or such other third party.

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                                    EXHIBIT C

                        Standard Legal Terms & Conditions

1. Production and Technical Services. Unless expressly provided for elsewhere in
   ---------------------------------
the Shopping Channel Promotional Agreement which has been executed by AOL and MERCHANT (the "Promotional Agreement," and, collectively with these Standard Legal Terms and Conditions, the "Agreement") Agreement, (i) AOL will have no obligation to provide any creative. design, technical or production services to MERCHANT and (ii) the nature and extent of any such services which AOL may provide to MERCHANT will be as determined by AOL in its sole discretion. The terms regarding any creative, design, technical or productions services provided by AOL to MERCHANT will be as mutually agreed upon by the parties in a separate written work order.

2. AOL Accounts. To the extent MERCHANT has been granted any AOL accounts,
   ------------
MERCHANT will be responsible for the actions taken under or through its accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any account issued to MERCHANT. Upon the termination of this Agreement, all such accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any such account.

3. Taxes. MERCHANT will collect and pay and indemnify and hold AOL harmless
   -----
from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, including any penalties and interest, as well as any costs associated was the collection or withholding thereof, including attorneys' fees.

4. Promotional Materials/Press Releases. Each Party will submit to the other
   ------------------------------------
Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, and all other promotional materials related to the Merchant Site and/or referencing the other Party and/or its trade names, trademarks, and service marks; provided, however, that a Party shall not require the approval of the other Parry n connection with use of screen shots of the Merchant Site (as distributed through the AOL Service, AOL.com or CompuServe Service) for promotional purposes. MERCHANT will not issue any press releases, promotions or public statements concerning the terms of the Agreement, absent AOL's express prior written approval. Notwithstanding the foregoing, (a) either Party may issue press releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and in such event, prompt notice thereof will be provided to the other Party and (b) following the earlier of the (x) the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein and (y) the commercial launch of MERCHANT's Promotions provided for hereunder, either Party's subsequent factual reference to the existence of a business relationship between the Parties will not require the approval of the other party.

5. Representations and Warranties. Each Party represents and warrants to the
   ------------------------------
other Party that: (i) such Party has the full corporate right, power and authority to enter into the Agreement and to perform the acts required of it hereunder; (ii) the execution of the Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a Party or by which it is otherwise bound; (iii) when executed and delivered by such Party, the Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in the Agreement.

6. License. MERCHANT hereby grants AOL a non-exclusive worldwide license to
   -------
reproduce, display, perform, transmit and promote the Merchant Site and all content products and services offered therein or otherwise provided by MERCHANT in connection herewith (e.g., offline or online promotional content; Promotions, etc.) through the AOL Service, AOL.com and the CompuServe Service and through any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide through which such Party elects to offer the Merchant Site (which may include, without limitation, Internet sites promoting AOL products and services and any "offline" information browsing products of AOL or its affiliates), Users of the AOL Service, AOL.com and the CompuServe Service (as applicable) ("AOL Users") will have the right to access and use the Merchant Site. Subject to such license, MERCHANT retains all right, title to and interest in the Merchant Site. During the Term, AOL will have the right to use MERCHANT's trademarks, trade names and service marks in connection with performance of this Agreement (the "Merchant Marks") subject to any written guidelines provided in writing to AOL. MERCHANT will not use, display or modify AOL's trademarks, tradenames or servicemarks in any manner, absent AOL's express prior written approval; provided that, to the extent AOL has provided such approval for a use by MERCHANT of an AOL trademark, tradename or servicemark (an "AOL Mark". and, with the "Merchant Marks," the "Marks"), MERCHANT will be entitled to use such AOL Mark in strict accordance with (i) the conditions and limitations of the applicable AOL approval and (ii) any written guidelines providing in writing to MERCHANT. AOL shall be deemed to have approved use of an AOL Mark to be used by MERCHANT in connection with a "Back to AOL" button to appear on the Merchant Site, provided AOL subsequently agrees in writing with MERCHANT on the AOL Mark to be used by Merchant and approves in writing the special creative execution using such AOL Mark. In addition, the following terms shall apply to any use by a Party of the Marks of the other Party to the extent otherwise permitted above. Such use (i) shall not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) shall include display of symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice. Each Party agrees that all use of the other Party's Marks hereunder will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks will conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks.

7. Confidentiality. Each Party acknowledges that Confidential Information may be
   ---------------
disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this provision. "Confidential Information" means any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Users, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business loans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party, or (e) required or reasonably advised to be disclosed by law.

8. Limitation of Liability; Disclaimer; Indemnification.
   -----------------------------------------------------

         (a) Liability. UNDER NO CIRCUMSTANCES, WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM, THE COMPUSERVE SERVICE OR THE MERCHANT SITE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO PARAGRAPH (C) BELOW. EXCEPT AS PROVIDED TO PARAGRAPH (C) BELOW, (i) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (ii) AOL WILL NOT BE LIABLE TO MERCHANT UNDER THE AGREEMENT FOR MORE THAN THE AMOUNTS THEN PAID TO AOL BY MERCHANT HEREUNDER.

         (b) No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING AOL.COM, THE AOL SERVICE OR NETWORK, THE COMPUSERVE SERVICE OR THE MERCHANT SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING (i) THE PROFITABILITY OF THE MERCHANT SITE, (ii) THE NUMBER OF PERSONS WHO WILL ACCESS OR "CLICK-THROUGH" THE PROMOTION, (iii) ANY BENEFIT MERCHANT MIGHT OBTAIN FROM INCLUDING THE PROMOTION WITHIN THE AOL SERVICE, AOL.COM OR THE COMPUSERVE SERVICE OR (iv) THE FUNCTIONALITY, PERFORMANCE OR OPERATION OF THE AOL OR COMPUSERVE SERVICES WITH RESPECT TO THE PROMOTION.

         (c) Indemnity. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of the Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party.

         (d) Claims. If a Party entitled to indemnification hereunder (the "Indemnified Party" becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third patty (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party" prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten
(10) day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Patty will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the eight to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to. participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

         (e) Acknowledgment. AOL and MERCHANT each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in the Agreement are intended to limit the circumstances and extent of liability. The provisions in paragraphs (a) through
(d) above and this paragraph (e) will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

9.       Solicitation of Subscribers.
         ----------------------------

         (a) MERCHANT will not send unsolicited, commercial e-mail through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail is being sent has voluntarily either (i) engaged in a transaction with MERCHANT or (ii) provided information to MERCHANT through a contest, registration, or other communication, which included notice to the AOL User that the information provided could result in commercial e-mail being sent to that AOL User by MERCHANT or its agents. More generally, any commercial e-mall to be sent through or into AOL's products or services shall be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through the AOL service in question).

         (b) MERCHANT shall ensure that its collection, use and disclosure of information obtained from AOL Users under this Agreement ("User Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy".

         (c) MERCHANT will not disclose User Information to any third party in a manner that identifies AOL User as end users of an AOL product or service or use User Information collected under this Agreement, to market an [*****] competitive with AOL; provided that the restrictions in this subsection
(c) shall not restrict MERCHANT's use of any information collected independently of this Agreement. For the purpose of this Agreement, the term [*****] shall mean and refer to an entity offering one or more of the following, [*****.]

10.      AOL User Communications. To the extent MERCHANT sends any form of
         ------------------------
communications to AOL Users, MERCHANT will promote the Merchant Site as the location at which to purchase Products (as compared to any more general or other site or location). In addition, in any communication to AOL Users or on the Merchant Site, MERCHANT will not encourage AOL Users to take any action inconsistent with the scope and purpose of this Agreement, [*****.]

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

11. Navigation Tools. The Keyword online search terms made available on the AOL
    -----------------
service for use by AOL Members, combining AOL's Keyword online search modifier with a term or phrase specifically related to MERCHANT (and determined in accordance with the terms of this Agreement), any Keyword(TM) Search terms to be directed to Merchant's Site shall be (i) subject to availability and (ii) limited to the combination of the Keyword(TM) search modifier combined with a registered trademark of MERCHANT. AOL reserves the right at any time to revoke MERCHANT's use of any Keyword(TM) that are not registered trademarks of MERCHANT. MERCHANT acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has any right, title or interest in or to such Keyword Search Term, other than the right, title aid interest MERCHANT holds in MERCHANTs registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, MERCHANT will not: (a) attempt to register or otherwise obtain trademark or copyright protection In the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. To the extent AOL allows AOL Users to "bookmark" the URL or other locator for the Merchant Site, such bookmarks will be subject to AOL's control at all times. Upon the termination of this Agreement, MERCHANT's rights to any Keywords and bookmarking will terminate. For purposes of this Agreement, "Keyword Search Terms" shall mean the Keyword online search terms made available on the AOL Service for use by AOL Members, combining AOL's Keyword online search modifier with a term or phrase specifically related to MERCHANT (and determined in accordance with the terms of this Agreement).

12. Miscellaneous. Neither Party will be liable for, or be considered in breach
    --------------
of or default under the Agreement on account of, any delay or failure to perform as required by the Agreement (except with respect to payment obligations) as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence. MERCHANT's rights, duties, and obligations under the Agreement are not transferable. The Parties to the Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of the Agreement or to exercise any right under the Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect. Sections 3, 4, 7, 8, 9, 11 and 12 of these Standard Legal Terms and Conditions, will survive the completion, expiration, termination or cancellation of the Promotional Agreement. Either Party may terminate the Agreement at any time with written notice to the other Party in the event of a material breach of the Agreement by the other Party, which remains uncured after thirty days written notice thereof. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on AOL's network or systems (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of MERCHANT, except as otherwise specified herein, the notice address will be the address for MERCHANT set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL email address, to be as reasonably identified by AOL. The Agreement sets forth the entire agreement between MERCHANT and AOL, and supersedes any and all prior agreements of AOL or MERCHANT with respect to the transactions set forth herein. No change, amendment or modification of any provision of the Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment. MERCHANT will promptly inform AOL of any information related to the Merchant Site which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party. MERCHANT will not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL, provided that consent will not be required 'in connection with an assumption of the Agreement by any successor to MERCHANT (including, without limitation, by way of merger, consolidation or sale of all or substantially all of MERCHANT's stock or assets). Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. Except where otherwise specified herein, the rights and remedies granted to a Party under the Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity. In the event that any provision of the Agreement is held invalid by a court with jurisdiction over the Parties to the Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect. The Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. The Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia, except for its conflicts of laws principles. MERCHANT hereby irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts therein in connection with any action arising under this Agreement.

                                    EXHIBIT D

                                   Operations

1. Capacity. MERCHANT will be responsible for all communications, hosting and
   ---------
connectivity costs and expenses associated with the Merchant Site. MERCHANT will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Merchant Site from the AOL Service, AOL.com and the CompuServe Service, except for the proprietary client software necessary to access the AOL and CompuServe Services. In the event that MERCHANT fails to provide the requisite infrastructure, AOL will have the right to regulate the promotions it provides to MERCHANT hereunder to the extent necessary to minimize user delays until such time as MERCHANT corrects its infrastructure deficiencies. In the event that MERCHANT elects to crests a custom version of the Merchant Site in order to comply with the terms of this Agreement. MERCHANT will bear responsibility for the implementation, management and cost of such mirrored site.

2. Optimization; Speed. MERCHANT will use commercially reasonable efforts to
   --------------------
ensure that: (a) the functionality and features within the Merchant Site are optimized for the client software then in use by AOL Users; and (b) the Merchant Site is designed and populated in a manner that minimizes delays when AOL Users attempt to access such site. At a minimum, MERCHANT will ensure that the Merchant Site's data transfers initiate within [****].

3. Service Level Response. MERCHANT agrees to use commercially reasonable
   -----------------------
efforts to address material technical problems (over which MERCHANT exercises control) affecting use by AOL Users of the Merchant Site (a "MERCHANT Technical Problem") promptly following notice thereof. In the event that AOL has received substantial AOL Member complaints regarding a MERCHANT Technical Problem based on MERCHANT's failure to satisfy a site operating standard specified in this Agreement (and MERCHANT is unable to promptly resolve such MERCHANT Technical Problem following notice thereof), AOL will have the right to regulate the promotions it provides to MERCHANT hereunder until such time as MERCHANT corrects the MERCHANT Technical Problem at issue).

4. Monitoring. MERCHANT will ensure that the performance and availability of the
   -----------
Merchant Site is monitored on a continuous basis. MERCHANT will provide escalation procedures (e.g., contact names and notification mechanisms) for use in connection with technical problems, as described more fully above.

5. Security. MERCHANT will utilize Internet standard encryption technologies
   ---------
(e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information). MERCHANT will facilitate periodic reviews of the MERCHANT Site by AOL in order to evaluate the security risks of such site. MERCHANT will fix any security risks or breaches of security as may be identified by AOL's Operations Security.

6. Technical Performance.
   ----------------------

   (i) MERCHANT will design the Merchant Site to support the Windows version of the Microsoft Internet Explorer 3.0 and 4.0 browser, the Macintosh version of the Microsoft Internet Explorer 3.0. and make commercially reasonable efforts to support all other AOL browsers listed at:
"http://webmaster.info.aol.com/BrowTable.html."

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

     (ii) To the extent MERCHANT creates customized pages on the Merchant Site for AOL Members, MERCHANT will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: http://webMaster.info.aol.com/Brow2Text.html.
                          ---------------------------------------------

     (iii) MERCHANT will periodically review the technical information made available by AOL at http://webmaster.info.aol.com/CacheText.html.

     (iv) MERCHANT will design its site to support HTTP 1.0 or later protocol as defined In RFC 1945 (available at "http://ds.internic.net/rfc/rfcl945.text") and to adhere to AOL's parameters for refreshing cached information listed at: http://webmaster.info.aol.com/CacheText.html.
---------------------------------------------


     (v) Prior to releasing material, new functionality or features through the MERCHANT Site ("New Functionality"), MERCHANT will use commercially reasonable efforts to either (i) test the New Functionality to confirm its compatibility with AOL Service client software or (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software.

7.   AOL Internet Products Partner Support. AOL will provide MERCHANT with
     --------------------------------------
access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of MERCHANT or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any MERCHANT area other than the Merchant Site. Support to be provided by AOL is contingent on MERCHANT providing to AOL demo account information (where applicable), a detailed description of the Merchant Site's software, hardware and network architecture and access to the Merchant Site for purposes of such performance and load testing as AOL elects to conduct. As described elsewhere in this Agreement, MERCHANT is fully responsible for all aspects of hosting and administration of the Merchant Site and must ensure that the site satisfies the specified access and performance requirements as outlined in this Exhibit.

                                    EXHIBIT E
                                    ---------
                   Garden Escape Product Categories (2 Pages)
                   ------------------------------------------

I.       LIVE GOODS
Plants
 . Landscaping plant collections (3-7 potted plants shipped together) . Perennials (4", 6" or 1 gallon nursery pot sizes)
 .  Herbs (4" nursery pots)
 .  Scented geraniums (4" nursery pots)
 .  Roses (bare root and 1 gallon potted)
 .  Peonies (bare root)
 .  Heaths and Heathers (6", 1 gallon, 2 gallon nursery pots)
 .  Cacti & Succulents (2", 4", 6" nursery pots)
 .  Orchids (4", 6", 12" nursery pots)
 .  Toplaries (4", 6",12" nursery pots)
 .  Annuals (2", 4", 6" nursery pots)
 .  Flower and Vegetable Seedlings (6-8 week old seedlings)
 .  Trees, Shrubs, and Vines (between 4"-5 gallon pots, and bare root)

Seeds
 .  Vegetable
 .  Flower
 .  Ornamental
 .  Trees

Bulbs
 .  Fall blooming
 .  Spring blooming
 .  Indoor forcing bulbs
 .  Bulb collections
 .  Bulb kits (bulbs, tool, fertilizer, etc.)

Water Gardening:
 .  Water lilies
 .  Lotus
 .  Iris
 .  Floating plants
 .  Submerged plants
 .  Marginal plants
 .  Fish

II.      HARD GOODS
Seed Starting
Seed starting kits
 .  Seed starting supplies
 .  Grow lights

Organics and Composting
 .  Composing products
 .  Fertilizers
 .  Organic pest control solutions
 .  Beneficial insects

Tools & Essentials
 .  Garden tools
 .  Boots, clogs, and gloves
 .  Books
 .  Garden accesories
 .  Greenhouses
 .  Irrigation supplies
 .  Pots and containers
 .  Water gardening supplies and accessories

Furniture
 .  Teak
 .  Wicker
 .  Metal
 .  Other woods

Outdoor Living
 .  Garden ornaments
 .  Entertaining products
 .  Lighting
 .  Pottery
 .  Tableware
 .  Bird feeders and houses

III.     GIFTS & HOLIDAY
Blooming/Gift Plants
 .  Potted blooming plants
 .  Plant collections
 .  Toplaries

Bulb Kits
 .  Indoor bulb forcing kits

Decorating & Home
 .  Wreaths
 .  Garlands
 .  Botanicals - bath & beauty
 .  Jewelry
 .  Candles
 .  Vases, Baskets and Containers
 .  Gift Baskets
 .  Edible Gifts

Holiday Specific
 .  Wreaths
 .  Garlands
 .  Christmas Trees
 .  Holiday Entertaining Products
 .  Other Holiday Decorating

IV.      APPAREL

                   CONSENT TO BINARY COMPASS ENTERPRISES, INC.

     GARDEN ESCAPE, INC. ("Merchant") hereby authorizes Binary Compass Enterprises, Inc. (BCE) to provide to America Online, Inc. (AOL) any and all reports provided to Merchant by BCE as part of Merchant's participation in AOL's Merchant Certification Program.

Garden Escape, Inc.

By:  /s/ Clifford A. Sharples
     ------------------------

Print Name:  Clifford A. Sharples
             --------------------

Title:  President and CEO

Date:  10/2/98

Tax   ID/EIN#: 74-2765381